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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.

     I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).

                                       /s/ James F. Eldridge
                                       ---------------------
                                       James F. Eldridge, Esq.
                                       General Counsel
                                       Executive Vice President
                                       Corporate Legal; Secretary


April 24, 2002